EXHIBIT 23

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 1998 included in Health and Retirement Properties Trust's Form 8-K dated February 27, 1998 into the Health and Retirement Properties Trust's Form 10-K, and into the previously filed Registration Statements File Nos. 33-62135, 333-26887 and 333-34823.

                                                       /s/ Arthur Andersen LLP


Washington, D.C.
March 19, 1998